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Singular Genomics Appoints Genomics Veteran Marcia Eisenberg, Ph.D., to Board of Directors

San Diego, CA, August 8, 2023 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and multiomics technologies to empower researchers and clinicians, today announced the appointment of Marcia Eisenberg, Ph.D., to the Company’s Board of Directors. Dr. Eisenberg currently serves as Senior Vice President and Enterprise Chief Scientific Officer at Labcorp (NYSE: LH) and brings more than 30 years of experience with molecular genetics, DNA testing, biotechnology, and molecular oncology.

“Marcia’s deep and diverse genomics expertise will be an asset to Singular as we drive our business strategy forward, and we are delighted to welcome her to the Board of Directors,” said Drew Spaventa, Chairman and Chief Executive Officer of Singular Genomics. “Her extensive experience in applying new technologies to impact precision medicine at scale complements our mission to innovate next-generation sequencing and multiomics platforms that empower researchers and clinicians.”

Since 2014, Dr. Eisenberg has served as Chief Scientific Officer of Labcorp Diagnostics and more recently was appointed as Labcorp’s Enterprise Chief Scientific Officer. She served in a variety of other roles at Labcorp and its affiliates starting in 1990. Dr. Eisenberg has extensive experience with forensic DNA testing, biotechnology, molecular genetics, and molecular oncology. She has helped lead the development and validation of well over a thousand clinical assays used for patient care during her more than 30-year tenure at Labcorp. Dr. Eisenberg previously held roles on the National Institute of Environmental Health Sciences and the Federal Bureau of Investigation’s DNA Advisory Board, where she was later recognized for her contributions to the advancement of DNA technology. A molecular biologist by training, Dr. Eisenberg was a member of the team responsible for commercializing polymerase chain reaction (PCR) tests in the 1990s, making large-scale testing possible. Dr. Eisenberg has been recognized multiple times in her career including as a Healthcare Businesswomen’s Association Luminary in 2021, as one of Fierce Healthcare’s 2021 Women of Influence, and as one of the Fierce Healthcare’s Fiercest Women in Life Sciences in 2022. Dr. Eisenberg received her B.S. degree in Biology and her B.A. degree in Psychology from the State University of New York at Albany, her M.S. degree in Molecular Biology from the State University of New York at Albany, and her Ph.D. in Molecular Biology from the University of Kentucky.

“I have been impressed by Singular Genomics’ growth and progress in launching a sequencing platform that I believe is uniquely positioned to positively impact many critical applications,” said Dr. Eisenberg. “Drew and the rest of the leadership team have the strategic vision, collaborative spirit, and underlying technology needed to succeed and lead in the next-generation sequencing and multiomics space, and I am proud to contribute as a board member.”

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that develops next-generation sequencing and multiomics technologies. The commercially available G4 Sequencing Platform is a powerful, highly versatile benchtop genomic sequencer designed to produce fast and accurate results. In development, the PX system leverages Singular’s proprietary sequencing technology, applying it as an in situ readout to look at RNA and proteins in single cells and tissue. With these products, Singular Genomics’ mission is to empower researchers and clinicians to advance science and medicine. Visit www.singulargenomics.com for more information.

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Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include and are not limited to quotes from management and statements regarding our ability to successfully manufacture and commercialize the G4 in accordance with our timelines, objectives and specifications. Any such forward-looking statements are based on our management’s current expectations and are subject to risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by our forward-looking statements. These risks and uncertainties include and are not limited to our limited history of manufacturing and commercializing our products or technology and the risk factors described in more detail in our most recent filings on Forms 10-K and 10-Q and in other filings that we make with the SEC from time to time. Accordingly, you should not rely on forward-looking statements as predictions of future events or our future performance. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact

Matt Clawson

949-370-8500

ir@singulargenomics.com

Media Contact

Dan Budwick, 1AB

973-271-6085

dan@1abmedia.com

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